UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 13, 2010
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 13, 2010, Synthetech, Inc., an Oregon corporation (the “Company”), W. R. Grace & Co.-Conn., a Connecticut corporation (“W. R. Grace”) and Mallard Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of W. R. Grace (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of the Company by W. R. Grace.

Under the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of W. R. Grace (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each (a) share of common stock of the Company issued and outstanding immediately prior to the effective time, other than cancelled shares and shares with respect to which the holder has properly exercised and maintained dissenters’ rights, will be automatically converted into the right to receive a cash payment and (b) each option to purchase shares of common stock of the Company which is unexercised and outstanding immediately prior to the effective time will be automatically converted into the right to receive a similar cash payment less the amount of the applicable exercise price of the option.  The aggregate amount of such cash payments shall equal (i) $19,176,573 less (ii) an amount equal to the Company’s unpaid debt and transaction costs as of the effective time of the merger and the amount, if any, by which the Company’s cash and cash equivalents as of the effective time are less than $600,000 plus (iii) the lesser of $125,000 or the Company’s cost to purchase an extended policy of directors and officers insurance.

The consummation of the Merger is subject to various conditions, including, among others, approval of the Merger Agreement and Merger by the Company’s shareholders and by the United States Bankruptcy Court for the District of Delaware.

The Merger Agreement contains representations and warranties between the Company, W. R. Grace and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including covenants regarding the parties’ efforts to cause the closing to be completed and the Company’s calling and holding a meeting of its shareholders to approve the Merger Agreement and Merger.  Subject to certain customary exceptions, the Merger Agreement contains restrictions on the ability of the Company to solicit third party proposals or provide information to, or participate in negotiations with, third parties regarding competing proposals.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company may be required to pay W. R. Grace a termination fee of $960,000.

The description of the Merger Agreement above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement contains representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Merger Agreement. Accordingly, investors and the Company shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. In addition, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Certain representations and warranties also may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For these reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.

As an inducement for W. R. Grace and Merger Sub to enter into the Merger Agreement, each of the directors and executive officers of the Company entered into voting agreements with the Company and W. R. Grace (the “Voting Agreements”). Pursuant to the Voting Agreements, each such person agreed, among other things, to vote the shares in which such person holds a beneficial interest in favor of the adoption of the Merger Agreement and against an alternative transaction. The Voting Agreements terminate upon any termination of the Merger Agreement in accordance with its terms. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

Amendment to Rights Agreement

In connection with entering into the Merger Agreement, the board of directors of the Company approved and adopted, and the Company entered into, Amendment No. 1, dated as of September 13, 2010 (“Amendment No. 1”), to the Amended and Restated Rights Agreement, dated as of July 31, 2008, between the Company and Computershare Trust Company, N.A., as rights agent.

Amendment No. 1, among other things, provides that the execution and delivery of, and the consummation of the transaction contemplated by, the Merger Agreement and the Voting Agreements will not cause W. R. Grace or Merger Sub to become an “Acquiring Person”.  Without this amendment, W. R. Grace and Merger Sub generally would be unable to acquire, or agree to acquire, beneficial ownership of 15% or more of the Company’s outstanding common stock without triggering certain antitakeover provisions of the Rights Agreement.
The description above of Amendment No. 1 does not purport to be complete, and is qualified in its entirety by reference to Amendment No. 1, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Bylaws

In connection with entering into the Merger Agreement, the board of directors of the Company amended the Company’s bylaws so that the Oregon Control Share Act (Sections 60.801 through 60.816 of the Oregon Business Corporation Act), which provides antitakeover protection to certain Oregon public companies, does not apply to Merger Agreement, the Voting Agreements and the transactions contemplated thereby.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction, the Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and the Company shareholders are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available, because those documents will contain important information about the proposed transaction. The final proxy statement will be sent to the shareholders of the Company. Investors and the Company shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from the Company’s shareholders in favor of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s annual report for the fiscal year ended March 31, 2010 on Form 10-K, which was filed with the SEC on June 10, 2010. Additional information regarding the interests of the Company’s potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

2.1
Agreement and Plan of Merger, dated as of September 13, 2010, by and among W. R. Grace & Co.-Conn., Mallard Acquisition Corp., and Synthetech, Inc. (certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

2.2	Form of Voting Agreement among each of the directors and executive officers of Synthetech, Inc., W. R. Grace & Co.-Conn and Synthetech, Inc.
3.1	Amendment to Bylaws
4.1	Amendment No. 1, dated as of September 13, 2010, to the Amended and Restated Rights Agreement, dated July 31, 2008, by and between Synthetech, Inc. and Computershare Trust Company, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
SYNTHETECH, INC.

By: /s/ Gary Weber
Dated: September 14, 2010	Gary Weber Senior Vice President and Chief Financial Officer